EXHIBIT 99


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                           GREEN STREET FINANCIAL CORP

241 Green Street                                       Telephone (910) 483-3681
P.O. Box 1540                                                Fax (910) 483-5102
Fayetteville, North Carolina 28302





FOR IMMEDIATE RELEASE
November 27, 1996

                                     Contact:      H.D. Reaves, Jr.
                                                   Chief Executive Officer

                                                   John C. Pate
                                                   Chief Financial Officer

                  REGULATORY APPROVAL OF RESTRICTED STOCK PLAN

        Green Street Financial Corp (Nasdaq - GSFC), the holding company for Home Federal Savings and Loan Association ("Association"), announced today that the Corporation had received non-objection from the Office of Thrift Supervision to implement the Corporation's Restricted Stock Plan ("Plan"). The Plan intends to purchase up to 171,925 shares of Common Stock to be distributed in accordance with the Plan as approved by the stockholders at the Meeting of Stockholders held on October 17, 1996. It is anticipated that such shares of Common Stock will be purchased in open market transactions from time to time. Alternatively, the Plan may purchase such shares directly from the Corporation's authorized but unissued common stock.

        The Association is a federally chartered savings and loan headquartered in Fayetteville, North Carolina. Green Street's common stock is quoted on the Nasdaq National Market under the symbol "GSFC" and is listed in newspapers as "GreenSt n".